TERMS SUPPLEMENT NO. 89 dated August 6, 2008
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007	Filed pursuant to Rule 433
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Registration Statement No. 333-140456

Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (negative outlook) (Moody's)/AA+ (Standard & Poor's)/AAA (Fitch)

Specified Currency:	U.S. dollars

Agent:	Natixis Securities North America Inc.
9 West 57th St.
New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This terms supplement relates to eight separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Issue Price:	100.00%

Reference Share (Ticker)	Initial Reference Level	Coupon Rate Per Annum	Knock-In Level	Knock-In Price	Share Redemption Amount	Maturity Date	Aggregate Face Amount of Notes	Fees and Commissions	Proceeds to Issuer	CUSIP / ISIN of Notes
Bank of America Corporation (BAC)	[•]	24.00%	70.00%	[•]	[•]	December 1, 2008	[•]	[•]	[•]	282645LH1 / US282645LH11
Continental Airlines, Inc. (CAL)	[•]	33.50%	60.00%	[•]	[•]	December 1, 2008	[•]	[•]	[•]	282645LJ7 / US282645LJ76
DryShips Inc. (DRYS)	[•]	27.45%	70.00%	[•]	[•]	December 1, 2008	[•]	[•]	[•]	282645LK4 / US282645LK40
InterOil Corporation (IOC)	[•]	30.00%	65.00%	[•]	[•]	December 1, 2008	[•]	[•]	[•]	282645LL2 / US282645LL23
Chicago Bridge & Iron Company N.V. (CBI)	[•]	14.60%	70.00%	[•]	[•]	March 2, 2009	[•]	[•]	[•]	282645LM0 / US282645LM06
D.R. Horton, Inc. (DHI)	[•]	30.90%	65.00%	[•]	[•]	March 2, 2009	[•]	[•]	[•]	282645LN8 / US282645LN88
The Shaw Group Inc. (SGR)	[•]	11.50%	65.00%	[•]	[•]	March 2, 2009	[•]	[•]	[•]	282645LQ1 / US282645LQ10
VMware, Inc. (VMW)	[•]	17.50%	60.00%	[•]	[•]	March 2, 2009	[•]	[•]	[•]	282645LP3 / US282645LP37

Trade Date:	August 26, 2008

Original Issue Date:	August 29, 2008

Determination Date:	For the notes maturing on December 1, 2008, the Determination Date will be November 25, 2008.

For the notes maturing on March 2, 2009, the Determination Date will be February 25, 2009.

Interest Payment Dates:

For the notes maturing on December 1, 2008, interest is paid monthly in arrears in 3 equal payments on each of the following dates: October 1, 2008; October 31, 2008 and December 1, 2008.

For the notes maturing on March 2, 2009, interest is paid monthly in arrears in 6 equal payments on each of the following dates: October 2, 2008; October 31, 2008; December 2, 2008; January 2, 2009; February 2, 2009 and March 2, 2009.

Initial Reference Level:	The reference level of the Reference Shares, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	The closing price of the Reference Shares quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable on the Maturity Date in respect of each $1,000.00 face amount will be:

  If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

  If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Trading Day:

For purposes of the notes offered in this terms supplement, a Trading Day is any day on which the Relevant Exchange is (or, in the absence of a Market Disruption Event, would have been) open for trading, without regard to the scheduled closing time.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

     You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Additional Terms Specific to the Notes

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk factors" in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the "Company," "we," "us," or "our" refers to Eksportfinans ASA.

Selected Risk Considerations

     An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the "Risk factors" section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

     Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

     Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is www.sec.gov.

     In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

     This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.

     Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

     Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this terms supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this terms supplement.

Hypothetical Returns on the Notes

     The tables of hypothetical returns contained in this terms supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

     The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see "Risk factors" beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

     The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

     The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this terms supplement.

Supplemental Information Regarding Taxation in the United States

     The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

     Deposit Interest for notes maturing on December 1, 2008, equals 2.80%. The Put Premium is the Interest Rate minus the Deposit Interest.

     Deposit Interest for notes maturing on March 2, 2009, equals 3.09%. The Put Premium is the Interest Rate minus the Deposit Interest.

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to "Taxation in the United States" beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

     The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of the Trade Date between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

     See "Supplemental plan of distribution" beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Bank of America Corporation

ISIN: US0605051046
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Bank of America Corporation, through its banking subsidiaries and various non-banking subsidiaries throughout the United States and in selected international markets, provides a range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. Information provided to or filed with the SEC by Bank of America Corporation pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-06523.

Historical Performance of Bank of America Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$47.08	$43.66	$44.10
Second Quarter	$47.08	$44.01	$45.61
Third Quarter	$45.98	$41.60	$42.10
Fourth Quarter	$46.99	$41.57	$46.15
2006
First Quarter	$47.08	$43.09	$45.54
Second Quarter	$50.47	$45.48	$48.10
Third Quarter	$53.57	$47.98	$53.57
Fourth Quarter	$54.90	$51.66	$53.39
2007
First Quarter	$54.05	$49.46	$51.02
Second Quarter	$51.82	$48.80	$48.89
Third Quarter	$51.87	$47.00	$50.27
Fourth Quarter	$52.71	$41.10	$41.26
2008
First Quarter	$45.03	$33.33	$37.91
Second Quarter	$40.86	$23.87	$23.87
Third Quarter (through August 1, 2008)	$33.61	$18.52	$33.33

Table of Hypothetical Returns of Bank of America Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $33.33 and a hypothetical Knock-In Level of $23.331. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (Bank of America Corporation)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $33.33	$1,000.00	$60.00	$1,060.00	6.0000%
$33.33	$1,000.00	$60.00	$1,060.00	6.0000%
$30.00	$1,000.00	$60.00	$1,060.00	6.0000%
$26.66	$1,000.00	$60.00	$1,060.00	6.0000%
$23.34	$1,000.00	$60.00	$1,060.00	6.0000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $33.33 and a hypothetical Knock-In Level of $23.331. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Bank of America Corporation)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $33.33	$1,000.00	$60.00	$1,060.00	6.000%
$33.33	$1,000.00	$60.00	$1,060.00	6.000%
$30.00	$900.00*	$60.00	$960.00	-4.000%
$26.66	$800.00*	$60.00	$860.00	-14.000%
$23.33	$700.00*	$60.00	$760.00	-24.000%
$16.00	$600.00*	$60.00	$660.00	-34.000%
$13.33	$500.00*	$60.00	$560.00	-44.000%
$6.40	$400.00*	$60.00	$460.00	-54.000%
$4.80	$300.00*	$60.00	$360.00	-64.000%
$1.28	$200.00*	$60.00	$260.00	-74.000%
$0.64	$100.00*	$60.00	$160.00	-84.000%
$0.00	$0.00*	$60.00	$60.00	-94.000%

* Payable in Reference Shares of Bank of America Corporation.

Description of Continental Airlines, Inc.

ISIN: US2107953083
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. As of December 31, 2007, it flew to 134 domestic and 130 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental Airlines, Inc. directly served 27 European cities, nine South American cities, Tel Aviv, Delhi, Mumbai, Hong Kong, Beijing and Tokyo as of December 31, 2007. In addition, it provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 41 cities. Information provided to or filed with the SEC by Continental Airlines, Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-10323.

Historical Performance of Continental Airlines, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$13.96	$8.73	$12.04
Second Quarter	$14.82	$11.59	$13.28
Third Quarter	$15.90	$9.39	$9.66
Fourth Quarter	$21.56	$9.91	$21.30
2006
First Quarter	$28.21	$17.24	$26.90
Second Quarter	$30.12	$23.62	$29.80
Third Quarter	$31.72	$22.16	$28.31
Fourth Quarter	$45.42	$29.28	$41.25
2007
First Quarter	$51.63	$36.10	$36.39
Second Quarter	$43.74	$32.63	$33.87
Third Quarter	$38.41	$26.45	$33.03
Fourth Quarter	$37.33	$21.82	$22.25
2008
First Quarter	$30.45	$13.04	$19.23
Second Quarter	$21.90	$10.11	$10.11
Third Quarter (through August 1, 2008)	$14.80	$6.65	$13.04

Table of Hypothetical Returns of Continental Airlines, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $13.04 and a hypothetical Knock-In Level of $7.824. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (Continental Airlines, Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $13.04	$1,000.00	$83.75	$1,083.75	8.3750%
$13.04	$1,000.00	$83.75	$1,083.75	8.3750%
$11.30	$1,000.00	$83.75	$1,083.75	8.3750%
$9.56	$1,000.00	$83.75	$1,083.75	8.3750%
$7.83	$1,000.00	$83.75	$1,083.75	8.3750%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $13.04 and a hypothetical Knock-In Level of $7.824. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Continental Airlines, Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $13.04	$1,000.00	$83.75	$1,083.75	8.375%
$13.04	$1,000.00	$83.75	$1,083.75	8.375%
$11.74	$900.00*	$83.75	$983.75	-1.625%
$10.43	$800.00*	$83.75	$883.75	-11.625%
$9.13	$700.00*	$83.75	$783.75	-21.625%
$6.26	$600.00*	$83.75	$683.75	-31.625%
$5.22	$500.00*	$83.75	$583.75	-41.625%
$2.50	$400.00*	$83.75	$483.75	-51.625%
$1.88	$300.00*	$83.75	$383.75	-61.625%
$0.50	$200.00*	$83.75	$283.75	-71.625%
$0.25	$100.00*	$83.75	$183.75	-81.625%
$0.00	$0.00*	$83.75	$83.75	-91.625%

* Payable in Reference Shares of Continental Airlines, Inc.

Description of DryShips Inc.

ISIN: MHY2109Q1017
Relevant Exchange: NASDAQ GS

According to its publicly available documents, DryShips Inc. owns and operates a fleet of 35 vessels with an aggregate cargo-carrying capacity of 3.0 million deadweight tons, carrying a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. Information provided to or filed with the SEC by DryShips Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-51141.

Historical Performance of DryShips Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$23.16	$18.00	$19.49
Second Quarter	$19.09	$15.50	$16.51
Third Quarter	$17.23	$13.95	$17.23
Fourth Quarter	$17.16	$12.16	$12.22
2006
First Quarter	$13.65	$9.98	$10.58
Second Quarter	$11.02	$8.58	$10.79
Third Quarter	$14.62	$10.57	$13.40
Fourth Quarter	$18.01	$12.90	$18.01
2007
First Quarter	$23.50	$16.99	$22.53
Second Quarter	$43.38	$23.24	$43.38
Third Quarter	$91.40	$44.14	$90.84
Fourth Quarter	$130.97	$69.67	$77.40
2008
First Quarter	$87.45	$52.18	$59.91
Second Quarter	$110.74	$59.98	$80.18
Third Quarter (through August 1, 2008)	$79.13	$70.58	$73.55

Table of Hypothetical Returns of DryShips Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $73.55 and a hypothetical Knock-In Level of $51.485. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (DryShips Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $73.55	$1,000.00	$68.63	$1,068.63	6.8625%
$73.55	$1,000.00	$68.63	$1,068.63	6.8625%
$66.20	$1,000.00	$68.63	$1,068.63	6.8625%
$58.84	$1,000.00	$68.63	$1,068.63	6.8625%
$51.50	$1,000.00	$68.63	$1,068.63	6.8625%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $73.55 and a hypothetical Knock-In Level of $51.485. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (DryShips Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $73.55	$1,000.00	$68.63	$1,068.63	6.863%
$73.55	$1,000.00	$68.63	$1,068.63	6.863%
$66.20	$900.00*	$68.63	$968.63	-3.138%
$58.84	$800.00*	$68.63	$868.63	-13.138%
$51.49	$700.00*	$68.63	$768.63	-23.138%
$35.30	$600.00*	$68.63	$668.63	-33.138%
$29.42	$500.00*	$68.63	$568.63	-43.138%
$14.12	$400.00*	$68.63	$468.63	-53.138%
$10.59	$300.00*	$68.63	$368.63	-63.138%
$2.82	$200.00*	$68.63	$268.63	-73.138%
$1.41	$100.00*	$68.63	$168.63	-83.138%
$0.00	$0.00*	$68.63	$68.63	-93.138%

* Payable in Reference Shares of DryShips Inc.

Description of InterOil Corporation

ISIN: CA4609511064
Relevant Exchange: American Exchange

According to its publicly available documents, InterOil Corporation is a developing fully-integrated energy company incorporated in Canada whose focus is on operations in Papua New Guinea and its surrounding region. It has four business segments: Exploration and Production, Liquefaction, Refining and Marketing, Wholesale and Retail Distribution, and Corporate and Consolidations. Information provided to or filed with the SEC by InterOil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32179.

Historical Performance of InterOil Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$43.30	$33.49	$34.96
Second Quarter	$35.19	$21.79	$27.18
Third Quarter	$31.60	$21.75	$23.30
Fourth Quarter	$28.49	$17.95	$26.80
2006
First Quarter	$20.00	$13.12	$13.14
Second Quarter	$19.00	$12.75	$19.00
Third Quarter	$19.75	$13.50	$18.93
Fourth Quarter	$30.29	$15.25	$30.29
2007
First Quarter	$27.35	$22.34	$26.60
Second Quarter	$43.94	$18.94	$18.94
Third Quarter	$40.75	$19.27	$31.60
Fourth Quarter	$30.56	$19.26	$19.26
2008
First Quarter	$27.25	$16.04	$16.47
Second Quarter	$41.62	$16.20	$29.40
Third Quarter (through August 1, 2008)	$30.54	$25.33	$27.25

Table of Hypothetical Returns of InterOil Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $27.25 and a hypothetical Knock-In Level of $17.7125. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (InterOil Corporation)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $27.25	$1,000.00	$75.00	$1,075.00	7.5000%
$27.25	$1,000.00	$75.00	$1,075.00	7.5000%
$24.07	$1,000.00	$75.00	$1,075.00	7.5000%
$20.89	$1,000.00	$75.00	$1,075.00	7.5000%
$17.72	$1,000.00	$75.00	$1,075.00	7.5000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $27.25 and a hypothetical Knock-In Level of $17.7125. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (InterOil Corporation)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $27.25	$1,000.00	$75.00	$1,075.00	7.500%
$27.25	$1,000.00	$75.00	$1,075.00	7.500%
$24.53	$900.00*	$75.00	$975.00	-2.500%
$21.80	$800.00*	$75.00	$875.00	-12.500%
$19.08	$700.00*	$75.00	$775.00	-22.500%
$13.08	$600.00*	$75.00	$675.00	-32.500%
$10.90	$500.00*	$75.00	$575.00	-42.500%
$5.23	$400.00*	$75.00	$475.00	-52.500%
$3.92	$300.00*	$75.00	$375.00	-62.500%
$1.05	$200.00*	$75.00	$275.00	-72.500%
$0.52	$100.00*	$75.00	$175.00	-82.500%
$0.00	$0.00*	$75.00	$75.00	-92.500%

* Payable in Reference Shares of InterOil Corporation.

Description of Chicago Bridge & Iron Company N.V.

ISIN: US1672501095
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Chicago Bridge & Iron Company N.V. is a major integrated engineering, procurement and construction service provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. As of December 31, 2007, Chicago Bridge and Iron Company N.V. had more than 80 locations and approximately 17,000 employees worldwide, During 2007, Chicago Bridge and Iron Company N.V. executed more than 500 projects in over 60 countries for customers in a variety of industries. Information provided to or filed with the SEC by Chicago Bridge & Iron Company N.V. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-12815.

Historical Performance of Chicago Bridge & Iron Company N.V.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$23.66	$18.30	$22.02
Second Quarter	$25.00	$20.04	$22.86
Third Quarter	$31.50	$22.91	$31.09
Fourth Quarter	$32.50	$20.31	$25.21
2006
First Quarter	$31.20	$21.60	$24.00
Second Quarter	$26.85	$22.03	$24.15
Third Quarter	$27.44	$22.89	$24.06
Fourth Quarter	$29.50	$23.29	$27.34
2007
First Quarter	$31.27	$26.18	$30.75
Second Quarter	$39.17	$30.21	$37.74
Third Quarter	$44.62	$33.70	$43.06
Fourth Quarter	$62.13	$42.50	$60.44
2008
First Quarter	$63.10	$32.01	$39.24
Second Quarter	$48.31	$32.01	$39.82
Third Quarter (through August 1, 2008)	$39.30	$30.65	$32.01

Table of Hypothetical Returns of Chicago Bridge & Iron Company N.V.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $32.01 and a hypothetical Knock-In Level of $22.407. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (Chicago Bridge & Iron Company N.V.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $32.01	$1,000.00	$73.00	$1,073.00	7.3000%
$32.01	$1,000.00	$73.00	$1,073.00	7.3000%
$28.81	$1,000.00	$73.00	$1,073.00	7.3000%
$25.61	$1,000.00	$73.00	$1,073.00	7.3000%
$22.42	$1,000.00	$73.00	$1,073.00	7.3000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $32.01 and a hypothetical Knock-In Level of $22.407. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Chicago Bridge & Iron Company N.V.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $32.01	$1,000.00	$73.00	$1,073.00	7.300%
$32.01	$1,000.00	$73.00	$1,073.00	7.300%
$28.81	$900.00*	$73.00	$973.00	-2.700%
$25.61	$800.00*	$73.00	$873.00	-12.700%
$22.41	$700.00*	$73.00	$773.00	-22.700%
$15.36	$600.00*	$73.00	$673.00	-32.700%
$12.80	$500.00*	$73.00	$573.00	-42.700%
$6.15	$400.00*	$73.00	$473.00	-52.700%
$4.61	$300.00*	$73.00	$373.00	-62.700%
$1.23	$200.00*	$73.00	$273.00	-72.700%
$0.61	$100.00*	$73.00	$173.00	-82.700%
$0.00	$0.00*	$73.00	$73.00	-92.700%

* Payable in Reference Shares of Chicago Bridge & Iron Company N.V.

Description of D.R. Horton, Inc.

ISIN: US23331A1097
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, D.R. Horton, Inc. is a homebuilding company in the United States. It constructs and sells high quality homes through its operating divisions in 27 states and 83 metropolitan markets of the United States, primarily under the name of D.R. Horton, America’s Builder. Information provided to or filed with the SEC by D.R. Horton, Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-14122.

Historical Performance of D.R. Horton, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$34.13	$27.60	$29.24
Second Quarter	$37.63	$26.91	$37.61
Third Quarter	$42.11	$33.77	$36.22
Fourth Quarter	$37.94	$28.81	$35.73
2006
First Quarter	$41.39	$31.04	$33.22
Second Quarter	$35.18	$23.31	$23.82
Third Quarter	$24.86	$20.00	$23.95
Fourth Quarter	$27.53	$21.59	$26.49
2007
First Quarter	$30.86	$22.00	$22.00
Second Quarter	$23.75	$19.93	$19.93
Third Quarter	$20.43	$12.81	$12.81
Fourth Quarter	$14.81	$10.41	$13.17
2008
First Quarter	$17.31	$10.27	$15.75
Second Quarter	$17.23	$10.85	$10.85
Third Quarter (through August 1, 2008)	$12.53	$9.57	$11.23

Table of Hypothetical Returns of D.R. Horton, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $11.23 and a hypothetical Knock-In Level of $7.2995. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (D.R. Horton, Inc.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $11.23	$1,000.00	$154.50	$1,154.50	15.4500%
$11.23	$1,000.00	$154.50	$1,154.50	15.4500%
$9.92	$1,000.00	$154.50	$1,154.50	15.4500%
$8.61	$1,000.00	$154.50	$1,154.50	15.4500%
$7.31	$1,000.00	$154.50	$1,154.50	15.4500%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $11.23 and a hypothetical Knock-In Level of $7.2995. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (D.R. Horton, Inc.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $11.23	$1,000.00	$154.50	$1,154.50	15.450%
$11.23	$1,000.00	$154.50	$1,154.50	15.450%
$10.11	$900.00*	$154.50	$1,054.50	5.450%
$8.98	$800.00*	$154.50	$954.50	-4.550%
$7.86	$700.00*	$154.50	$854.50	-14.550%
$5.39	$600.00*	$154.50	$754.50	-24.550%
$4.49	$500.00*	$154.50	$654.50	-34.550%
$2.16	$400.00*	$154.50	$554.50	-44.550%
$1.62	$300.00*	$154.50	$454.50	-54.550%
$0.43	$200.00*	$154.50	$354.50	-64.550%
$0.22	$100.00*	$154.50	$254.50	-74.550%
$0.00	$0.00*	$154.50	$154.50	-84.550%

* Payable in Reference Shares of D.R. Horton, Inc.

Description of The Shaw Group Inc.

ISIN: US8202801051
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, The Shaw Group Inc. is an engineering, technology, construction, fabrication, environmental and industrial services organization. It provides services to a diverse customer base that includes multinational oil companies and industrial corporations, regulated utilities, independent and merchant power producers, government agencies and other equipment manufacturers. Information provided to or filed with the SEC by The Shaw Group Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-12227.

Historical Performance of The Shaw Group Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$23.01	$15.54	$21.80
Second Quarter	$22.17	$17.82	$21.51
Third Quarter	$24.86	$16.19	$24.66
Fourth Quarter	$31.35	$20.46	$29.09
2006
First Quarter	$35.81	$28.26	$30.40
Second Quarter	$33.36	$23.32	$27.80
Third Quarter	$27.31	$19.73	$23.64
Fourth Quarter	$34.09	$23.65	$33.50
2007
First Quarter	$34.20	$28.60	$31.27
Second Quarter	$46.29	$29.32	$46.29
Third Quarter	$60.69	$44.65	$58.10
Fourth Quarter	$76.61	$54.00	$60.44
2008
First Quarter	$68.29	$47.14	$47.14
Second Quarter	$66.47	$48.77	$61.79
Third Quarter (through August 1, 2008)	$64.33	$53.95	$56.75

Table of Hypothetical Returns of The Shaw Group Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $56.75 and a hypothetical Knock-In Level of $36.8875. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (The Shaw Group Inc.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $56.75	$1,000.00	$57.50	$1,057.50	5.7500%
$56.75	$1,000.00	$57.50	$1,057.50	5.7500%
$50.13	$1,000.00	$57.50	$1,057.50	5.7500%
$43.51	$1,000.00	$57.50	$1,057.50	5.7500%
$36.90	$1,000.00	$57.50	$1,057.50	5.7500%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $56.75 and a hypothetical Knock-In Level of $36.8875. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (The Shaw Group Inc.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $56.75	$1,000.00	$57.50	$1,057.50	5.750%
$56.75	$1,000.00	$57.50	$1,057.50	5.750%
$51.08	$900.00*	$57.50	$957.50	-4.250%
$45.40	$800.00*	$57.50	$857.50	-14.250%
$39.73	$700.00*	$57.50	$757.50	-24.250%
$27.24	$600.00*	$57.50	$657.50	-34.250%
$22.70	$500.00*	$57.50	$557.50	-44.250%
$10.90	$400.00*	$57.50	$457.50	-54.250%
$8.17	$300.00*	$57.50	$357.50	-64.250%
$2.18	$200.00*	$57.50	$257.50	-74.250%
$1.09	$100.00*	$57.50	$157.50	-84.250%
$0.00	$0.00*	$57.50	$57.50	-94.250%

* Payable in Reference Shares of The Shaw Group Inc.

Description of VMware, Inc.

ISIN: US9285634021
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, VMware, Inc. is a provider of virtualization solutions from the desktop to the data center. Its virtualization solutions represent a pioneering approach to computing that separates the operating system and application software from the underlying hardware to achieve significant improvements in efficiency, availability, flexibility and manageability. VMware, Inc.’s broad and proven suite of virtualization solutions addresses a range of complex IT problems that include infrastructure optimization, business continuity, software lifecycle management and desktop management. Information provided to or filed with the SEC by VMware, Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-33622.

Historical Performance of VMware, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$0.00	$0.00	#N/A
Second Quarter	$0.00	$0.00	#N/A
Third Quarter	$0.00	$0.00	#N/A
Fourth Quarter	$0.00	$0.00	#N/A
2006
First Quarter	$0.00	$0.00	#N/A
Second Quarter	$0.00	$0.00	#N/A
Third Quarter	$0.00	$0.00	#N/A
Fourth Quarter	$0.00	$0.00	#N/A
2007
First Quarter	$0.00	$0.00	#N/A
Second Quarter	$0.00	$0.00	#N/A
Third Quarter	$85.00	$29.00	$85.00
Fourth Quarter	$124.83	$71.44	$84.99
2008
First Quarter	$84.60	$35.31	$42.82
Second Quarter	$72.08	$35.31	$53.86
Third Quarter (through August 1, 2008)	$55.01	$33.33	$35.31

Table of Hypothetical Returns of VMware, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $35.31 and a hypothetical Knock-In Level of $21.186. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date (VMware, Inc.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $35.31	$1,000.00	$87.50	$1,087.50	8.7500%
$35.31	$1,000.00	$87.50	$1,087.50	8.7500%
$30.60	$1,000.00	$87.50	$1,087.50	8.7500%
$25.89	$1,000.00	$87.50	$1,087.50	8.7500%
$21.20	$1,000.00	$87.50	$1,087.50	8.7500%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on a hypothetical Initial Reference Level of $35.31 and a hypothetical Knock-In Level of $21.186. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (VMware, Inc.)	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
Greater than: $35.31	$1,000.00	$87.50	$1,087.50	8.750%
$35.31	$1,000.00	$87.50	$1,087.50	8.750%
$31.78	$900.00*	$87.50	$987.50	-1.250%
$28.25	$800.00*	$87.50	$887.50	-11.250%
$24.72	$700.00*	$87.50	$787.50	-21.250%
$16.95	$600.00*	$87.50	$687.50	-31.250%
$14.12	$500.00*	$87.50	$587.50	-41.250%
$6.78	$400.00*	$87.50	$487.50	-51.250%
$5.08	$300.00*	$87.50	$387.50	-61.250%
$1.36	$200.00*	$87.50	$287.50	-71.250%
$0.68	$100.00*	$87.50	$187.50	-81.250%
$0.00	$0.00*	$87.50	$87.50	-91.250%

* Payable in Reference Shares of VMware, Inc.